UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CTI BioPharma Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ON APRIL 1, 2016, CTI BIOPHARMA CORP. WILL PUBLISH IN ITALY A DEFINITIVE NOTICE OF CALL (THE "DEFINITIVE NOTICE OF CALL") OF ITS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2016. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE DEFINITIVE NOTICE OF CALL.

ENGLISH TRANSLATION OF DEFINITIVE NOTICE OF CALL

CTI BIOPHARMA CORP.

Registered office: 3101 Western Avenue, Suite 600
Seattle, Washington 98121, United States of America

Notice of Call of Annual Meeting of Shareholders
expected to be held on April 29, 2016

To our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CTI BioPharma Corp., a Washington corporation (the “Corporation”), is expected to be held on April 29, 2016, at 10:00 a.m. (Pacific Time) at the Corporation’s headquarters at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, to resolve upon the following matters:

1.	to elect directors to the Corporation’s Board to serve one-year terms;

2.
to approve an amendment to the amended and restated articles of incorporation to increase the total number of authorized shares from 315,333,333 to 415,333,333 and to increase the total number of authorized shares of common stock from 315,000,000 to 415,000,000;

3.	to approve an amendment and restatement of the Corporation’s 2015 Equity Incentive Plan;

4.	to ratify the selection of Marcum LLP as Corporation’s independent auditor for the year ending December 31, 2016;

5.	to approve, by non-binding advisory vote, the compensation of the Corporation’s named executive officers[1];

6.
to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5; and

7.	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

Our shareholders (the “Shareholders”) are cordially invited to attend the Annual Meeting. Shareholders of record on February 26, 2016, the record date established by the Board (the “Record Date”), will be entitled to vote at the Annual Meeting. The Shareholders will have the right to exercise their voting rights at the Annual Meeting even if the date of the Annual Meeting is adjourned or postponed, to the extent that the meeting be held no later than August 27, 2016. A complete list of the Shareholders that will be receiving the call notice of the Annual Meeting and have the right to exercise their voting rights will be available for review by the Shareholders for any reason concerning the Annual Meeting at the office of the Secretary of the Corporation at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, beginning ten days prior to the Annual Meeting.

The Shareholders whose shares are held in Italy through Monte Titoli S.p.A. (the “Italian Shareholders”) may obtain from the intermediaries through which they hold their shares (the “Depositary Banks”) the certification for attendance at the Annual Meeting (the “Certification”), which is to be presented to the Corporation to attend the Annual Meeting and to vote in person. Alternatively, the Italian Shareholders may vote by mail by submitting the proxy card, which is included in the Corporation’s proxy statement and available on the website of the United States Securities and Exchange Commission (the “SEC”) at www.sec.gov and the Corporation’s website (at www.ctibiopharma.com). Shareholders must duly fill in and execute the proxy card and deliver it to the Corporation’s headquarters, together with the Certification. The name indicated on the proxy card must exactly match with the name printed on the Certification.

The definitive proxy statement is available on the SEC’s website at www.sec.gov and on the Corporation’s website (at www.ctibiopharma.com), and in paper form at the Depositary Banks and at the office of the Italian branch of the Corporation’s subsidiary, CTI Life Sciences Ltd (Attention: Investor Relations) at Via Amedei 8, 20123 Milan. The Shareholders are cordially

1As defined and identified according to Item 402 of Regulation S-K under U.S. federal securities regulations.

invited to examine the proxy statement and, in particular, the section regarding the matters to be resolved upon at the Annual Meeting, which are described in greater detail in the proxy statement.

Any Shareholder that is a resident of Italy may also vote via Internet or by telephone if his or her shares are held directly by a U.S. broker-dealer’s account in the Shareholder’s name before or on the Record Date. Once the shares are held by a U.S. broker-dealer, the Shareholder may receive the Annual Meeting documentation at his or her address, together with a security code to be used for voting (i) on the website: www.proxyvote.com or (ii) by calling the telephone number provided on the proxy card included in the proxy statement.

The Shareholders are kindly invited to contact their Depositary Banks so that the Shareholders can receive the Annual Meeting documentation, including the proxy card, and the instruction concerning the voting modalities.

On behalf of the Board of Directors

/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration

April 1, 2016

The Corporation filed a proxy statement and other documents regarding the Annual Meeting described in this Notice of Call of Annual Meeting of Shareholders with the SEC. The Corporation’s shareholders are urged to read the proxy statement and other relevant materials, because they will contain important information about the Corporation, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Corporation’s definitive proxy statement, and other documents filed by the Corporation with the SEC, at the SEC’s website (www.sec.gov), on the Corporation’s website (www.ctibiopharma.com), in paper form at the Depositary Banks and at the office of the Italian branch of the Corporation’s subsidiary CTI Life Sciences Limited (Attention: Investor Relations) at Via Amedei 8, 20123 Milan.